Important Notice of Availability of Proxy Materials for the Stockholder Meeting of COMMUNITY HEALTHCARE TRUST INCORPORATED To Be Held On: Thursday, May 17, 2018 at 8:00 a.m. Central Time 3326 Aspen Grove Drive, Suite 150, Franklin, Tennessee 37067 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. we encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. Unless you make a request for written proxy materials, you will not otherwise receive paper or e-mail copies of the proxy materials. To facilitate timely delivery please make the request as instructed below before May 7, 2018. Directions to the Community Healthcare Trust Incorporated Annual Meeting may be obtained by contacting w. Page Barnes via e-mail at investorrelations@chct.reit or by telephone at 615-771-3052. Please visit http://investors.chct.reit/, where the following materials are available for view: • Notice of Annual Meeting of Stockholders • Proxy Statement • Form of Electronic Proxy Card • Annual Report to our Stockholders TO REqUEST wRITTEN PROXY MATERIALS: TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers) E-MAIL: info@astfinancial.com wEBSITE: https://us.astfinancial.com/OnlineProxyvoting/Proxyvoting/RequestMaterials ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date. IN PERSON: You may vote your shares in person by attending the Annual Meeting. MAIL: You may request a card by following the instructions above. TOvOTE: any adjournments thereof. THE NOMINEES FOR DIRECTOR AND "FOR" PROPOSAL 2. 1. To elect five (5) directors to the Board of Directors of the Company, each to serve a one-year term expiring in 2019. NOMINEES: Alan Gardner Claire Gulmi Robert Hensley Lawrence Van Horn Timothy Wallace Please note that you cannot use this notice to vote by mail. 2. To ratify the appointment of BDO USA, LLP as the Company's independent registered public accountants for 2018. 3. To transact such other business as may properly come before the annual meeting or THE BOARD OF DIRECTORS RECOMMENDS A vOTE "FOR" THE ELECTION OF ALL OF COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER